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                                  EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the 1999 Hoover's Stock Incentive Plan and the 1998 Powerize.com, Inc. Stock Incentive Plan (as assumed by Hoover's, Inc.) and to the incorporation by reference therein of our report dated April 27, 2000, except for Note 11, as to which the date is June 27, 2000, with respect to the financial statements of Hoover's, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2000.



                                                      /s/ Ernst & Young LLP



Austin, TX
October 31, 2000